UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2017

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 15, 2017, FS Investment Corporation II (the “Company”) issued a press release providing an overview of its operating results for the quarter and year ended December 31, 2016 and announcing the details of its stockholder conference call to discuss these results, which will be held on Thursday, March 16, 2016 at 11:00 a.m. Eastern Time. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 14, 2016, the board of directors (the “Board”) of the Company declared regular monthly cash distributions, each in the amount of $0.062833 per share, for April 2017 through June 2017. The regular monthly cash distributions will be paid on or about the payment dates set forth below to stockholders of record as of the record dates set forth below.

Record Date	Payment Date	Distribution Amount
4/27/2017	4/28/2017	$0.062833
5/30/2017	5/312017	$0.062833
6/29/2017	6/30/2017	$0.062833

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on the Company’s shares of common stock is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to stockholders from any sources of funds legally available to it, including expense reimbursements from Franklin Square Holdings, L.P., as well as proceeds from the sale of shares of the Company’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. The Company has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that the Company will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Company’s operating area. Some of these factors are enumerated in the filings the Company makes with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated March 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	March 15, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated March 15, 2017.